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     As filed with the Securities and Exchange Commission on March 26, 2001
                                                      Registration No. 333-38010
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             MULTIMEDIA K.I.D., INC.
             (Exact Name of Registrant as Specified in Its Charter)

                   DELAWARE                         91-1890338
        (State or Other Jurisdiction of          (I.R.S. Employer
         Incorporation or Organization)       Identification Number)

                         23 HALUTZAT HAPARDESANUT STREET
                           PETACH TIKVAH 49221 ISRAEL
                               011-972-3-930-7302
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  CLIFF DEGROOT
                             MULTIMEDIA K.I.D., INC.
                         23 HALUTZAT HAPARDESANUT STREET
                           PETACH TIKVAH 49221 ISRAEL
                               011-972-3-930-7302
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                                 NEIL GOLD, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3000
                            FACSIMILE: (212) 318-3400

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

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                                EXPLANATORY NOTE

         Pursuant to its Registration Statement on Form S-3, as amended (Reg. No. 333-38010) (the "Registration Statement"), Multimedia K.I.D., Inc., a Delaware corporation (the "Company"), registered 13,283,239 shares of its common stock, $.001 par value (the "Common Stock") for resale of such shares of Common Stock by certain shareholders of the Company. The Registration Statement was declared effective by the Commission on June 19, 2000.

         On February 6, 2001, the Company filed a Form 15 to terminate its registration under the Securities Exchange Act of 1934, as amended. The Company believed it should withdraw the Registration Statement because it had filed the Form 15 and because (i) the Company had been delisted from the Nasdaq SmallCap Market and (ii) the provisional liquidator appointed by an Israeli court had determined that the Company's operating subsidiary, Multimedia K.I.D. Intelligence in Education, Ltd. could not operate as a going concern.

         The Company has determined that 10,526,200 of the shares of Common Stock that were registered by the Registration Statement at the time of the filing of the Form 15 remain unsold and should be removed from registration. Therefore, pursuant to the undertaking made by the Company required by Item 512(a)(3) of Regulation S-K, the Company files this Post-Effective Amendment No. 1 to the Registration Statement for the purpose of removing from registration 10,526,200 shares of the Common Stock.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petach Tikvah, Israel, on March 26, 2001.

                                       MULTIMEDIA K.I.D., INC.

                                       By: /s/ Cliff DeGroot
                                           --------------------------------
                                           Cliff DeGroot
                                           Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       Signature                        Title                          Date
       ---------                        -----                          ----

/s/ David Rubner           Non-Executive Chairman of the Board    March 26, 2001
-----------------------
David Rubner

/s/ Cliff DeGroot          Chief Financial Officer                March 26, 2001
-----------------------    (Principal Financial Officer)
Cliff DeGroot

/s/ E. Bruce Fredrikson    Director March 26, 2001
-----------------------
E. Bruce Fredrikson

/s/ J.R. Kennedy           Director March 26, 2001
-----------------------
J.R. Kennedy

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